UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

VALCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28416	58-1700840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (973) 588-7084

Copies to:

Jonathan R. Shechter, Esq.

Daniel Goldstein, Esq.

Shiboleth LLP

1 Penn Plaza, 25th Floor

New York, New York 10119

Phone: (212) 244-4111

Fax: (212) 563-7108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on September 2, 2011, on August 26, 2011, Silvana Manning and Patrick Willemsen filed a complaint (the “Complaint”) in the Court of Chancery of the State of Delaware (the “Court”), in an action to, among other things, invalidate the purported removal of Silvana Manning, Patrick Willemsen, Timothy Harrington and Mike Vredegoor from the board of directors, and the purported election of Rahul Rathod and Nalin Rathod to the board, pursuant to actions taken by Mr. Vince Vellardita by means of, among other things, the unlawful issuance of the Company’s securities.

On March 30, 2012, the Court entered an order in favor of plaintiffs Manning and Willemsen, directing that Vince Vellardita was and is removed as Chief Executive Officer, President and Chairman of ValCom, Inc. (the “Company”), pursuant to an August 30, 2011 special meeting of the Board of Directors of the Company. The Court order also invalidated the purported election of Nalin Rathod and Rahul Rathod as directors of the Company, and judgment was entered that the Board of Directors of the Company shall consist of Patrick Willemsen, Silvana Manning, Michael Vredegoor, Timothy Harrington, Frank O’Donnell, and Vince Vellardita.

On April 4, 2012, pursuant to a meeting of the Board of Directors, Timothy Harrington was appointed Chief Executive Officer and Patrick Willemsen was appointed Chairman of the Board of Directors. In addition, Silvana Manning was named Secretary and Treasurer.

Mr. Willemsen has been serving as a Director of the Company since 2009. Mr. Willemsen started his professional career with a Dutch foundation that was responsible for the implementation of the first Internet-over-cable and TV-shopping mall solution for a Dutch CATV operator. In 1995 he started a trading company in the Netherlands and imported food products from the Middle East to Europe, US and Asia. In 1997, Mr. Willemsen founded a telecommunications company and developed it to a market capitalization in excess of $250 million. In 2003, Mr. Willemsen moved to the United Stated and founded a consultancy company. In 2007, Mr. Willemsen founded ABEX Capital Inc., which was formed as a holding company to invest and develop startup companies. Mr. Willemsen currently serves as the CEO of the Abex Group, which now has holdings in real estate, media & entertainment, pharmaceutical, medical and telecom Industry companies. In 2010, Mr.  Willemsen was appointed by Royal Decree as Honorary Consul of the Kingdom of the Netherlands for Central Florida. Mr. Willemsen is also the CEO of Stonehenge Telecom, a U.S. based company with operations in Europe and Asia, that provides wholesale, mobile, IP-PBX and calling card services based on VOIP. Mr. Willemsen currently serves as a member of the Board of Directors of the ABEX Group, ABEX Medical, and Stonehenge Telecom. Mr. Willemsen graduated from the Hoge school van Amsterdam with degrees in economics and management.

Ms. Manning has been serving as a director of the Company since May 2011. For over 30 years Ms. Manning has been involved in the business end of the medical scientific field and in 1992 founded TRI-DELTA Diagnostics, developing markets in the US for medical diagnostic products. In 2003 Ms. Manning started BioAccess LLC to assist in providing registered offices and regulatory services to companies launching in the United States. Ms. Manning was selected to be a Board Member of the Clinical Immunology Division of the American Association of Clinical Chemistry, the largest international society of medical professionals numbering over 10,000. In late 2004 she began a joint venture with the German-based Euroimmun to establish a US subsidiary establishing operations, distribution channels and product launches. Customers included the major commercial laboratories and major medical centers. As of early 2010, Ms. Manning changed the focus of TRI-DELTA in response to changes in the medical industry and focusing on the research and animal health areas launching an innovative diagnostic instrument whose tests that will be of great use in the veterinary field. Ms. Manning graduated from Fairleigh Dickinson University, and received her masters of science in 1979.

Mr. Harrington has been serving as a Director since May 2011. Mr. Harrington was the founder of a retail oil business in Northern New Jersey, Able Energy, which Mr. Harrington built into a successful business by way of innovative practices such as being the first in taking online fuel orders and developing a quick pay process to enhance cash flow. Mr. Harrington took Able Energy public in 1998 and in 2000 he founded Price Energy.com, an online fully automated and integrated oil sales and delivery site in a joint venture with oil dealers from Florida to Maine selling through BJ’s Wholesale Clubs. Able Energy grew to encompass seven companies under its corporate umbrella. In 2000 and 2001 Mr. Harrington’s business success was recognized by Ernst and Young when Tim was a finalist, both years, in their “Entrepreneur of the Year” Awards Program. In addition, in 2002 New Jersey Business News honored Mr. Harrington as one of the “Top 40 Under 40” business leaders in the state. In 2005 Mr. Harrington sold his interest in Able Energy and started Able Income Fund which works with both start-up and mature companies, serving them in a variety of ways.

Item 7.01 Regulation FD Disclosure

See Item 5.02, the content of which is incorporated herein by reference.

On April 5, 2012, the Company issued a press release commenting on the Court order, as well as the appointment of the Company’s new executive officers. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valcom, Inc.

Date: April 6, 2012	By:	/s/ Timothy Harrington
Name: Timothy Harrington
Title: Chief Executive Officer